UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Settlement and Release Agreement

On November 30, 2019 (the “Effective Date”), Body and Mind Inc. (the “Company”) through its California subsidiary, NMG Cathedral City, LLC (“NMG”) entered into a settlement and release agreement (the “Settlement Agreement”) with Satellites Dip, LLC (“SDL”), a California licensed commercial cannabis manufacturer and distributor. Pursuant to the Settlement Agreement, NMG and SDL agreed to terminate a management agreement entered into between NMG and SDL on June 6, 2019 (the “Management Agreement”) and to enter into a mutual release of any and all claims related to the Management Agreement, subject to the terms of the Settlement Agreement.

SDL currently owes NMG an amount equal to $163,513.76 (the “Monies Owed”) under the Management Agreement. In consideration of NMG’s discharge of the Monies Owed, SDL has agreed to pay NMG one-hundred (100%) of all proceeds received from the sale of all or any part of its inventory (the “Inventory”) as of November 1, 2019. Pursuant to the Settlement Agreement, SDL shall provide monthly updates of the remaining Inventory until the Inventory has been fully exhausted. NMG will determine the sale price for any item in Inventory subject to the Settlement Agreement.

As part of the Settlement Agreement, each of SDL and NMG mutually agree to release and discharge the other from any and all claims arising from the Management Agreement on or before the Effective Date.

Brand Director Agreement

On November 30, 2019, NMG entered into a brand director agreement (the “Brand Director Agreement”) with SDL. Pursuant to the Brand Director Agreement, SDL has engaged NMG to provide certain advisory and brand director services in connection with SDL’s manufacture of Company-branded products, as well as certain other products (the “Managed Products”) as agreed to by NMG (the “Brand Director Services”). The initial term of the Brand Director Agreement is six months and the parties may renew the Brand Director Agreement for successive three-month renewal periods.

The Brand Director Services include: (a) managing SDL’s production of the Managed Products; (b) payment of a reimbursement fee to SDL equal to the amount of direct costs and direct taxes applicable to the Managed Products; (c) managing inventory of the Managed Products; and (d) directing SDL to enter into distribution agreements and sale agreements with third-party commercial cannabis licensees for the distribution and sale of the Managed Products in accordance with applicable law. Pursuant to the Brand Director Agreement, NMG will pay a monthly fee (the “Contribution Fee”) of $5,000 to SDL. In connection with the Brand Director Agreement, as partial repayment for the principal and interest accrued under a certain loan agreement (the “Loan Agreement”) between NMG and SDL dated June 6, 2019, SDL waives payment of the Contribution Fee for the first five (5) months of the Brand Direction Agreement.

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In consideration for the Brand Director Services, SDL (as the “Licensee”) has agreed to pay NMG (in its capacity as the “Brand Director”) a brand director fee for each calendar month during the term of the Brand Director Agreement, Licensee shall pay to Brand Director a fee to be calculated as follows: (x) net revenue for a single calendar month, multiplied by, (y) seventy-five percent (75%); (z) plus any fees to be paid to NMG in connection with the equipment lease agreement (the “Equipment Lease Agreement”) dated June 6, 2019 (the "Equipment Lease Fee") added to the product of (x) and (y), the (q) total amount shall be the fee paid to NMG. If the net revenue, minus the product of (x) and (y) is less than the Equipment Lease Fee in any given month, the difference shall carry over to the subsequent month, to be added to that month's Equipment Lease Fee, or the difference may be paid by Licensee at its sole option.

Brand License Agreement

On November 30, 2019 DEP Nevada Inc. (“DEP”) a wholly-owned subsidiary of Body and Mind Inc., entered into a brand license agreement (the “License Agreement”) with SDL.

Pursuant to the License Agreement, DEP granted SDL a non-exclusive, non-transferable, and non-sub-licensable right (the “License”) to use certain licensed marks (the “Licensed Marks”) in connection with or on licensed products, solely in connection with SDL’s commercial cannabis activity in California. In consideration for the License, SDL will pay DEP a monthly fee equal to $100, payable on a quarterly basis.

During the term of the License Agreement, SDL must remain in compliance with all state and local cannabis rules and regulations in California, and maintain valid commercial cannabis licenses. SDL will follow the guidance of DEP and only utilize packaging and labelling materials purchased from (or at the direction of) DEP. The License Agreement will be in full force and effect for the duration of the Brand Director Agreement.

Equipment Purchase Agreement

On November 30, 2019, NMG and SDL entered into an equipment purchase agreement (the “Equipment Purchase Agreement”) pursuant to which NMG agreed to purchase certain equipment (the “Equipment”) from SDL. The aggregate purchase price for the Equipment is $235,684.93 and will be applied to the outstanding balance under the Loan Agreement.

First Amendment to the Equipment Lease Agreement

On November 30, 2019, NMG and SDL entered into an amendment (the “First Amendment”) to the Equipment Lease Agreement. Pursuant to the First Amendment, NMG and SDL amended (i) the term of the Equipment Lease Agreement to be coterminous with the Brand Director Agreement; and (ii) to update the equipment being leased pursuant to the Equipment Lease Agreement and to update the monthly rental rate for the equipment being leased.

Release & Satisfaction of Loan Agreement

On November 30, 2019, NMG and SDL entered into a release and satisfaction of loan agreement (the “Release Agreement”). Pursuant to the Release Agreement, NMG agreed that all indebtedness of SDL to NMG arising from the Loan Agreement (and promissory note issued in connection with the Loan Agreement) is hereby satisfied and discharged in full. The release is granted based on SDL’s obligations and duties pursuant to the Equipment Purchase Agreement and its five (5) month waiver of the Contribution Fee under the Brand Director Agreement.

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SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On December 5, 2019, the Company issued a news release providing an update on its California operations, including construction updates in San Diego, and Marijuana Enforcement Tracking Compliance (“METRC”) at ShowGrow Long Beach and Cathedral City Operations.

ShowGrow Long Beach

Through its California subsidiary NMG Long Beach LLC, the Company has completed transition to the METRC system. Compliance with METRC is mandatory for all California cannabis permanent licensees. The California Track-and-Trace (“CCTT”) system powered by METRC, is used to track commercial cannabis activity and movement across the distribution chain. CCTT enables government oversight of cannabis throughout its lifecycle, from cultivation to the end user. To remain compliant, licensees must migrate their current product inventory on to the METRC platform enabling the tracking and reporting of cannabis and cannabis products as they move through the commercial cannabis supply chain.

The Company assumed management of the popular Long Beach dispensary ShowGrow this past August and has swiftly finalized the move to CCTT METRC. The Company has assumed management of the ShowGrow Long Beach dispensary in conjunction with the management agreement outlined in the definitive agreement announced by the Company on July 3, 2019.

ShowGrow San Diego

The Company, through its subsidiary, NMG San Diego, LLC, continues renovation work at the San Diego ShowGrow dispensary. Interior walls are framed and electrical, plumbing and mechanical rough in is complete. Wall boarding is anticipated to commence next week followed by finish work. The Company, through its subsidiary, NMG San Diego, LLC, owns 60% of the San Diego ShowGrow dispensary which is fully funded to completion of the renovation and start up

Cathedral City

The Company, through its subsidiary NMG Cathedral City, LLC ("NMG"), has transitioned from managing all the operations at Satellites Dip, LLC's ("SDL") manufacturing facility in Cathedral City, California. The Company previously managed all the operations at SDL's facility pursuant to a management and administrative services agreement (the "Management Agreement"). The parties have decided to terminate the Management Agreement and continue their relationship pursuant to the Brand Director Agreement (as defined below) and License Agreement (as defined below). SDL, the actual manufacturer, is a licensed cannabis business conducting commercial cannabis activity within the state of California.

On November 30, 2019, the Company, through its subsidiary, DEP Nevada, Inc. ("DEP"), entered into a brand license agreement (the "License Agreement") with SDL.

Pursuant to the License Agreement, DEP agreed to grant SDL a non-exclusive, non-transferable, and non-sublicensable right to use certain licensed marks in connection with or on licensed products, solely in connection with SDL's commercial cannabis activity in California.

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On November 30, 2019, NMG entered into a brand director agreement (the "Brand Director Agreement") with SDL.

Pursuant to the Brand Director Agreement, SDL has retained NMG for an initial term of six months to provide certain advisory and director services in connection with SDL's manufacturing of Company-branded products, as well as certain other products (the "Managed Products") as agreed to by NMG (the "Brand Director Services"). The parties to the Brand Director Agreement may renew the Brand Director Agreement for three (3) month renewal periods.

The Brand Director Services include: (i) managing SDL's production of the Managed Products; (ii) payment of a reimbursement fee to SDL equal to the amount of direct costs and direct taxes applicable to the Managed Products; (iii) managing inventory of the Managed Products; and (iv) directing SDL to enter into distribution agreements and sale agreements with third-party commercial cannabis licensees for the distribution and sale of the Managed Products in accordance with applicable law. Pursuant to the Brand Director Agreement, NMG will pay a monthly fee (the "Contribution Fee") of $5,000 to SDL. In connection with the Brand Director Agreement, as partial repayment for the principal and interest accrued under a certain loan agreement (the "Loan Agreement") between NMG and SDL dated June 6, 2019, SDL waives payment of the Contribution Fee for the first five (5) months of the Brand Direction Agreement.

In consideration for the Brand Director Services, SDL (as the "Licensee") has agreed to pay NMG (as the “Brand Director”) a brand director fee for each calendar month during the Term, Licensee shall pay to Brand Director a fee, to be calculated as follows: (x) Net Revenue for a single calendar month, multiplied by, (y) seventy-five percent (75%); (z) plus any fees to be paid to Brand Director in connection with the Equipment Lease dated June 6, 2019 (the "Equipment Lease Fee") added to the product of (x) and (y), the (q) total amount shall be the fee paid to the Brand Director (the "Brand Director Fee"). If the Net Revenue, minus the product of (x) and (y) is less than the Equipment Lease Fee in any given month, the difference shall carry over to the subsequent month, to be added to that month's Equipment Lease Fee, or the difference may be paid by Licensee at its sole option.

Additionally, NMG and SDL entered into a release and satisfaction of loan agreement (the "Release Agreement") on November 30, 2019. Pursuant to the Release Agreement, NMG agreed that all indebtedness of SDL to NMG arising from the Loan Agreement (and promissory note issued in connection with the Loan Agreement) is hereby satisfied and discharged in full. The release is granted based on SDL's obligations and duties pursuant to the Equipment Purchase Agreement and its five (5) month waiver of the Contribution Fee under the Brand Director Agreement.

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NMG entered into an equipment purchase agreement (the "Purchase Agreement") with SDL on November 30, 2019. Pursuant to the terms of the Purchase Agreement, NMG agreed to purchase certain equipment (the "Equipment") from SDL for a purchase price of $235,684.93, with such purchase price to be paid directly towards the outstanding balance of the Loan Agreement. The purchase closed effective as of November 30, 2019.

On November 30, 2019, NMG entered into a first amendment (the "First Amendment") to an equipment lease previously entered into between the NMG and SDL (the "Original Lease"), whereby NMG and SDL updated the term of the Original Lease and updated the Original Lease to include certain equipment purchased pursuant to the Purchase Agreement entered into contemporaneously with the execution of the First Amendment.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
99.1	News Release dated December 5, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: December 5, 2019	By:	/s/ Michael Mills
Michael Mills
President and interim CEO

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